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Thank You, Green Coffee Company Investors

Our latest investment round is now closed. To find out about new opportunities to invest and to get updates on our growth, just join the waitlist below.

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Clients Include:

UFC TARGET Harris Teeter Your Neighborhood Food Market Raley's CUBS

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Why Invest in GCC?

1,000+ Grocery Stores

GCC's sales team has scaled from 0 stores to over 1,000 in under 12 months.

$100M+ Raised from investors

GCC is backed by hard assets - farmland, state-of-the-art infrastructure and millions of pounds of coffee

Inflation & Recession Resistant

Coffee is a daily essential. Supply is shrinking and demand is increasing

Diversify your Portfolio

U.S. based investment with direct exposure to LATAM emerging markets – high-growth economies and favorable demographic trends


COLOMBIAN COFFEE


CHICAGO
COLD COFFEE
VANILLA CINNAMON LATTE
SALTED CARAMEL MOCHA LATTE
COLD COFFEE





The World's Favorite Drink Has a Broken Supply Chain

No beverage is more popular in America than coffee, with 73%[2] of people drinking it daily. And in the U.S., Colombia is king, earning 70% of single-origin sales. But the supply chain is largely broken. The name brands never touch coffee trees. They buy pre-processed beans, squeezing producers for price. That means no control over farming, processing, storage, or transportation and very little money back to those who work so hard to harvest coffee, a true labor of love.

Redefining Coffee from Seed to Sale

As the largest and only vertically integrated producer of Colombian coffee, we can sell premium, **traceable** coffee at competitive prices by controlling every step of the process, with an unbeatable farm-to-cup story that can truly scale beyond any competitor:

Juan Valdez

Exclusive US/Canada distributor of Juan Valdez

Colombia's most iconic coffee brand

Proprietary processing facilities

use 90% less water than traditional methods

New revenue sources from coffee waste

with plans to build a first-of-its-kind coffee cherry distillery

Carbon Positive operations

and full traceability back where the coffee was grown



26x Revenue Growth

Partnered with MLB and NFL Teams, Sales in Major Retailers

The work we've done sets the stage for tomorrow's growth, with the infrastructure, brand power, and partners in place for a major U.S. breakout.

10,000+

acres of coffee farmland across **45 farms** and **millions of trees**

$26M

in revenue in 2025, up from just $1M in 2021

TARGET HarrisTeeter

Selling in major retailers, including **Target** and **Harris Teeter**

Official Coffee of the Chicago Cubs and the **Los Angeles Rams**

Clients include the U.S. National Parks and UFC

$100M+

Raised to date from individual investors who share our values

What Green Coffee Company Investors Are Saying***

“

It looks like a solid business plan and possibly recession proof. My wife loves Juan Valdez coffee. We buy the beans and grind them at home.

Daniel E.

Verified Investor

“

Your mission, your environmentally friendly processes and the superb quality of the Colombian Coffee. I am a proud Colombian that wishes to share our exceptional coffee with the world!

Will Q.

Invested $1,000 Verified Investor

“

I love your mission related to better supporting growers and sustainability. The Juan Valdez partnership is a big plus for me as well. Also happy you want long term success and not just a big payday.

Andy C.

Invested $2,500 Verified Investor

Juan Valdez: Colombia's National Coffee Brand

Instantly recognized, trusted by millions, backed by decades of storytelling around quality and origin since 1959. Our exclusive third-party rights to sell Juan Valdez–branded coffee in the U.S. and Canada are invaluable. As you can see below, it is a **top-5 coffee pick among many American consumers.** Why? *Colombian coffee is premium and Juan Valdez is Colombian coffee.* It's why we're rapidly winning major deals coast to coast, from pro sports teams to national retailers.


Juan Valdez
green coffee company
g

Juan Valdez is primed for a nationwide relaunch

If you had to buy coffee today, which brand would you buy?

Hispanic Consumer **


Juan Valdez
Nespresso
Pilon
Folgers
Starbucks
Lavazza
Nescafe
Megalia Doro
0
10
20
30
40
50

Non-Hispanic Consumer **


Dunkin
Starbucks
Folgers
Cafe Bustelo
Juan Valdez
Eight O'Clock
Black Rifle
Nespresso
Lavazza
Nescafe
Pilon
0
5
10
15
20

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GCC’s Juan Valdez Product Assortment


100% PREMIUM COLOMBIAN COFFEE
COLD COFFEE
COLOMBIAN COFFEE

Our Road to Becoming a Global Coffee Player

With infrastructure, brand, and channels already in place, we’re scaling toward category leadership and increased profitability.

Leveraging Scale, Premium Branding, and Flexibility

Because we manage every step of the process, our model delivers the volume, margin, and resilience that drive long-term enterprise value. And as Colombia’s largest coffee producer, we operate at a scale no other brand can match.

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U.S. Branded Sales: **Juan Valdez Relaunch** +

Higher-margin revenue through national retail, institutional (hotels, lodging) and ecommerce, powered by the Juan Valdez brand

Private Label Partnerships: **High-Volume Sales.** +

High-volume, strong margin deals with restaurants, grocers, driving recurring revenue with low marketing cost

GCC’s Buying Program: **Traceable Coffee at Scale** +

In addition to proprietary production, we have purchased from 1,500+ smaller producers, removing their processing headaches and maximizing our output

Colombian Ops, U.S. Sales Team: **Real-Time Market Access** +

On-the-ground visibility in Colombia lets GCC outbid, outmaneuver, and outperform competitors

Circular Economy Innovation: **Turning Waste Into Profits** +

We work to maximize the value of everything we pick off our farms to upcycle into new revenue streams, like our planned first-of-its-kind ethanol distillery that turns waste into profit while lowering disposal expenses.

Built on Traceability.
Designed for Impact.
Approved by World Leaders.

Meeting new trends in consumer demands starts with traceability. By owning every step from seed to sale, we offer complete visibility into where and how our coffee is grown, processed, and sold. That's something few brands can claim and more and more consumers demand.

100%

Full Traceability

From farm to shelf, buyers have confidence in quality, ethical sourcing and impeccable environmental stewardship

90%

Water Savings

GCC uses less than 3 liters / kg of coffee produced compared to 30 liters in a traditional plant

2,500

Acres of preserved forest:

Biodiversity strengthens our productive farmland, making our trees more resilient

6,000+

Tons of CO_2 captured

Our regeneratively grown coffee offsets more carbon than our company's operations emit

Lauded

By International Groups

From the World Wildlife Fund and Colombia's Council for American Enterprises, leaders in sustainable business highlight us as a success story for responsible and smart agriculture investment.

Top Coffee

Certifications

We are the world's largest arabica coffee producer on record that is dual certified RainForest Alliance and Fair Trade

Certifications

International Partners

Sources

* Rights apply to retail and institutional sales in the U.S. and Canada (non-cafe business) and are governed by a 10-year agreement to manufacture and distribute the iconic Juan Valdez® brand in the U.S. and Canada. Juan Valdez®, Procafecol S.A., the National Coffee Federation of Colombia, and any of their respective affiliates (collectively, the "Juan Valdez Parties") are not sponsors, issuers, co-issuers, promoters, guarantors, underwriters, placement agents, or participants in any manner in this investment offering. The Juan Valdez Parties have not reviewed, approved, authorized, endorsed, recommended, or verified this offering, any related offering materials, or any statements made herein, and do not express any view or opinion regarding the merits, risks, or suitability of this investment. Any reference to the "Juan Valdez®" brand or related trademarks is made solely for the limited purpose of describing an existing commercial agreement relating to the manufacture, marketing, and sale of certain coffee products. Such agreement does not extend to, and expressly excludes, any securities offering, fundraising activity, investment program, or capital-raising transaction. Investors should not rely on the existence of any trademark license, brand association, or commercial agreement with the Juan Valdez Parties as an indicator of financial performance, investment quality, creditworthiness, risk mitigation, or likelihood of success of the issuer or this offering. The continuation of any commercial agreement is subject to contractual terms and conditions and may be modified or terminated, and no assurance is given that any such relationship will continue for any period of time. No Juan Valdez Party assumes any responsibility or liability for the accuracy, completeness, or adequacy of the information contained in this offering, nor for any investment decision made by any investor.

** : 2023 Ipsos Survey

*** The testimonials presented are the opinions of the individuals providing them. They may not represent the experience of all clients or investors and are not a guarantee of future performance or success. No compensation was provided for these testimonials.

1. https://www.towardsfnb.com/insights/us-coffee-market#:~:text=in%20the%20Report-,U.S.%20Coffee%20Market%20Size%2C%20Share%20and%20Growth%20Rate%20Forecast,crop%20production%2C%20including
2. https://www.driveresearch.com/market-research-company-blog/coffee survey/#:~:text=31%25%20of%20people%20will%20spend,on%20coffee%20at%20coffee%20shops
3. Circana POS, 52 weeks ending 5-14-2023

The company is "testing the waters" under Regulation A. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under Regulation A. it may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. If the company does go ahead with an offering, it will only be able to make sales after it has filed an Offering Statement with the Securities and Exchange Commission SEC) and the SEC has "qualified" the Offering Statement. The information in that Offering Statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the SEC before investing.

This website may contain forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the company's management. When used in the offering materials, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties that could cause the company's actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

Listing on a stock exchange is not guaranteed and is subject to approvals, with timelines that may change.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

AS OF MAY 21ST 2026, AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED HERE WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY'S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.
